UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 8, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 8, 2010, Alan Siegel resigned from the Board of Directors of Axion International Holdings, Inc. (the “Company”).  The resignation of Mr. Siegel was not a result of any disagreement with the Company.

The Board of Directors of the Company filled a vacancy on the Board by appointing Peter L. Janoff as a Director effective November 11, 2010.

Mr. Janoff is currently serving as a Senior Asset Manager for DRA Advisors, LLC, a registered investment advisor.  He’s held that position since March 2009.  From January 2008 to January 2009, Mr. Janoff held the position of President and Chief Operating Officer of Brascan Property Management Company, S.A., a property management company for Brookfield Asset Management’s retail platform in Brazil.  From August 2005 to December 2007, Mr. Janoff was employed by Pyramid Management Group where he served as General Manager and Senior Asset Manager of Palisades Center, one of the largest and most complex retail entertainment and dining facilities in the United States.  Mr. Janoff earned his Juris Doctor degree from Hofstra Law School in 1981 and his B.A. degree in Economics from the State University of New York in 1978.

With respect to the appointment of Mr. Janoff, there are no arrangements or understandings between him and the Company and any other persons pursuant to which he was selected as a director.  There is no material plan, contract or arrangement to which Mr. Janoff is a party or in which he participates that is entered into or amended in connection with his appointment as a director.

Effective November 11, 2010, Donald W. Fallon was appointed Chief Financial Officer and Treasurer of the Company.

Mr. Fallon has served as a consultant providing chief financial officer services to emerging high tech and non-profit organizations since November 2006.  Since December 2003 until October 2006, Mr. Fallon held the positions of Senior Vice President, Chief Financial Officer and Co-founder of Ceptor Corporation, an OTCBB-listed development-stage biopharmaceutical company engaged in the research and development of therapeutic products with a focus on orphan diseases.  Mr. Fallon has over 30 years of broad senior-level financial and accounting management experience, having served as Chief Financial Officers at both publicly and privately held companies.  Recently, he has provided financial, accounting and operational advisory services primarily to early-stage ventures.  Mr. Fallon has co-founded several biotech companies, and has substantial experience in SEC compliance issues, raising public and venture capital, strategic partnering and planning, and operations.  Mr. Fallon is a certified public accountant, holds a MBA in Finance from Loyola University Maryland, and received a BS in Accounting from University of Baltimore and is a member of the American Institute of Certified Public Accountants, Financial Executives International and various other professional organizations.

There are no family relationships between Mr. Fallon and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Pursuant to the terms of his engagement with the Company, Mr. Fallon will be compensated on an hourly basis and will be paid $125.00 per hour worked up to a maximum of sixteen hours per week.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2010

AXION INTERNATIONAL HOLDINGS, INC.

s/James Kerstein
Name:    James Kerstein
Title:      Chief Executive Officer